SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 6, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 5, 2018, Zion Oil & Gas, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting") at the Westin Park Central Hotel in Dallas, Texas. As of April 10, 2018, the record date for the 2018 Annual Meeting, there were 47,870,000 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 41,720,744 shares of common stock was present at the 2018 Annual Meeting. The final voting results of the 2018 Annual Meeting are set forth below.

1.	Proposal to elect Class I Directors to serve until the 2021 Annual Meeting of Stockholders.

The Company’s common stockholders elected each of the Company’s four nominees for Class I Directors to serve a term of three years to expire at the 2021 Annual Meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
John M. Brown	8,500,541	122,485	32,651,833
Forrest Garb	8,680,283	142,576	32,651,833
Kent Siegel	8,713,728	118,194	32,651,833
Michael B. Croswell, Jr.	8,506,975	152,405	32,651,833

2.	Proposal to ratify the appointment of MaloneBailey, LLP. as the Company's auditors for the year ending December 31, 2018.

The Company’s common stockholders ratified the appointment of MaloneBailey, LLP. , as the Company's auditors for the year ending December 31, 2018, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
40,421,704	334,436	964,604	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 6, 2018

Zion Oil and Gas, Inc.

By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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